EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated combined financial information and accompanying notes reflect the pro forma effects of:
1.On November 19, 2020 (the “Emergence Date”), Oasis Petroleum Inc. (the “Company” or “Oasis”) emerged from bankruptcy and adopted fresh start accounting in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification 852, Reorganizations, which resulted in a new basis of accounting and the Company becoming a new entity for financial reporting purposes. References to “Predecessor” relate to the period from January 1, 2018 through November 19, 2020, and references to “Successor” relate to the period from November 20, 2020 through September 30, 2021.
2.On June 9, 2021, the Company issued $400.0 million of 6.375% senior unsecured notes due June 1, 2026 (the “Oasis Senior Notes”). The Company used the proceeds from the Oasis Senior Notes to finance a portion of the consideration for the Williston Basin Acquisition (defined below).
3.On June 29, 2021, the Company completed the divestiture of its exploration and production assets in the Texas region of the Permian Basin, effective March 1, 2021, to Percussion Petroleum Operating II, LLC for cash proceeds of $347.3 million (the “Permian Basin Sale”). The Company used a portion of the proceeds from the Permian Basin Sale to finance a portion of the consideration for the Williston Basin Acquisition (defined below).
4.On October 21, 2021, the Company completed its acquisition of approximately 95,000 net acres in the Williston Basin, effective April 1, 2021, from QEP Energy Company (“QEP”), a wholly-owned subsidiary of Diamondback Energy Inc., for total cash consideration of $585.8 million (the “Williston Basin Acquisition”). The total cash consideration was comprised of a deposit of $74.5 million paid on May 3, 2021 and $511.3 million paid at closing on October 21, 2021. The Company funded the Williston Basin Acquisition with cash on hand, including proceeds from the Permian Basin Sale and proceeds from the Oasis Senior Notes. The Company expects the Williston Basin Acquisition to qualify as an asset acquisition under accounting principles generally accepted in the United States of America, as the Williston Basin Acquisition does not meet the definition of a business under the FASB Accounting Standards Codification 805, Business Combinations, since substantially all of the fair value of the assets acquired are concentrated in a single asset group.
5.On October 25, 2021, Oasis Midstream Partners LP (“OMP”) and OMP GP LLC (“OMP GP”) entered into an Agreement and Plan of Merger (the “OMP Merger”) with Crestwood Equity Partners LP (“Crestwood”). Pursuant to the terms of the OMP Merger, the Company will receive $160.0 million in cash and approximately 21 million common units of Crestwood in exchange for its approximate 70% ownership of OMP and its non-economic general partner interest in OMP GP. In connection with and prior to completion of the OMP Merger, the Company expects to contribute substantially all of its remaining midstream assets to OMP in exchange for cash consideration of approximately $6.7 million. Upon closing of the OMP Merger, the Company expects to own approximately 22% of the limited partner interests of Crestwood. As a result of this transaction, the Company will be a single basin exploration and production company. The OMP Merger represents a strategic shift for the Company and qualifies as a discontinued operation in accordance with FASB Accounting Standards Codification 205-20, Presentation of financial statements – Discontinued Operations (“ASC 205-20”). The pro forma adjustments presented herein show the effects of the OMP Merger as discontinued operations under ASC 205-20, as well as the classification of the assets and liabilities as held for sale. The Company expects the OMP Merger to be completed in the first quarter of 2022 and will file a Form 8-K under Item 2.01 upon closing. The pro forma financial information presented in such Form 8-K may contain values, adjustments and other information that differ from those contained in the pro forma financial information presented herein to, among other things, include pro forma financial information to show the pro forma effects of the OMP Merger as a significant disposition. The foregoing differences may be material individually or in the aggregate.
The unaudited pro forma condensed consolidated combined financial information has been derived from the historical consolidated financial statements of the Company and the historical Statements of Revenues and Direct Operating Expenses of properties acquired in the Williston Basin Acquisition (which were derived from information provided by QEP).
The unaudited pro forma condensed consolidated combined balance sheet at September 30, 2021 was prepared as if the Williston Basin Acquisition and OMP Merger had occurred on September 30, 2021. No pro forma adjustments were necessary to reflect the Company’s adoption of fresh start accounting, the Permian Basin Sale and the issuance of the Oasis Senior Notes, as these transactions were already included in the Company’s historical unaudited condensed consolidated balance sheet at September 30, 2021.

The unaudited pro forma condensed consolidated combined statements of operations for the nine month period ended September 30, 2021 and for the year ended December 31, 2020 were prepared as if the fresh start accounting adjustments recorded on the Emergence Date, the OMP Merger, the Williston Basin Acquisition, the Permian Basin Sale and the issuance of the Oasis Senior Notes had occurred on January 1, 2020. In addition, the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2018 and 2019 were included in accordance with ASC 205-20 to show the effects of the OMP Merger as a discontinued operation for comparative purposes.
The unaudited pro forma condensed consolidated combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management; accordingly, actual results could differ materially from the pro forma information. Management believes that the assumptions used to prepare the unaudited pro forma condensed consolidated combined financial information and accompanying notes provide a reasonable and reliably determinable basis for presenting the significant effects of the above transactions. The following unaudited pro forma condensed consolidated combined statements of operations do not purport to represent what the Company’s results of operations would have been if the Emergence Date, the Williston Basin Acquisition, the Permian Basin Sale, the issuance of the Oasis Senior Notes and the OMP Merger had occurred on January 1, 2020. The unaudited pro forma condensed consolidated combined financial information should be read together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and the historical Statements of Revenues and Direct Operating Expenses and notes thereto of the Williston Basin Acquisition properties filed as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part.

Oasis Petroleum Inc.
Condensed Consolidated Combined Balance Sheet (Unaudited)
As of September 30, 2021
(In thousands, except share data)

		Transaction Accounting Adjustments
	As Reported	Discontinued Operations		Williston Basin Acquisition		Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$448,608	$(23,032)	(a)	$(111,296)	(b)	$314,280
Accounts receivable, net	269,740	(5,225)	(a)	—		264,515
Inventory	28,309	(10,149)	(a)	4,954	(c)	23,114
Prepaid expenses	4,274	(1,061)	(a)	—		3,213
Other current assets	2,326	(152)	(a)	—		2,174
Current assets held for sale	—	1,035,656	(a)	—		1,035,656
Total current assets	753,257	996,037		(106,342)		1,642,952
Property, plant and equipment
Oil and gas properties (successful efforts method)	733,585	2,760	(a)	620,953	(c)	1,357,298
Other property and equipment	962,174	(914,330)	(a)	1,315	(c)	49,159
Less: accumulated depreciation, depletion and amortization	(112,915)	29,549	(a)	—		(83,366)
Total property, plant and equipment, net	1,582,844	(882,021)		622,268		1,323,091
Restricted cash – non–current	400,000	—		(400,000)	(b)	—
Derivative instruments	39,717	—		—		39,717
Long-term inventory	17,510	—		3,748	(c)	21,258
Operating right-of-use assets	5,115	(917)	(a)	—		4,198
Intangible assets	41,624	(40,958)	(a)	—		666
Goodwill	70,534	(70,534)	(a)	—		—
Other assets	88,911	(1,607)	(a)	(69,980)	(b),(c)	17,324
Total assets	$2,999,512	$—		$49,694		$3,049,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,522	$(489)	(a)	$—		$5,033
Revenues and production taxes payable	232,217	(1,336)	(a)	8,997	(c)	239,878
Accrued liabilities	129,000	(34,537)	(a)	7,831	(c),(d)	102,294
Accrued interest payable	26,361	(18,412)	(a)	—		7,949
Derivative instruments	266,337	—		—		266,337
Advances from joint interest partners	1,874	—		—		1,874
Current operating lease liabilities	1,914	(973)	(a)	—		941
Other current liabilities	1,859	(564)	(a)	—		1,295
Current liabilities held for sale	—	713,944	(a)	—		713,944
Total current liabilities	665,084	657,633		16,828		1,339,545
Long-term debt	1,041,895	(650,390)	(a)	—		391,505
Deferred income taxes	984	—		—		984
Asset retirement obligations	45,974	(885)	(a)	14,850	(c)	59,939
Derivative instruments	142,516	—		—		142,516

Operating lease liabilities	1,706	—		—		1,706
Other liabilities	8,022	(6,358)	(a)	16,216	(c)	17,880
Total liabilities	1,906,181	—		47,894		1,954,075
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 60,000,000 shares authorized; 20,096,011 shares issued and 19,905,228 shares outstanding at September 30, 2021 and 20,093,017 shares issued and 20,093,017 shares outstanding at December 31, 2020	200	—		—		200
Treasury stock, at cost: 190,783 shares at September 30, 2021 and no shares at December 31, 2020	(14,560)	—		—		(14,560)
Additional paid-in capital	866,992	—		—		866,992
Retained earnings	51,810	—		1,800	(c)	53,610
Oasis share of stockholders’ equity	904,442	—		1,800		906,242
Non-controlling interests(1)	188,889	—		—		188,889
Total stockholders’ equity	1,093,331	—		1,800		1,095,131
Total liabilities and stockholders’ equity	$2,999,512	$—		$49,694		$3,049,206
_______________
(1) The minority interest ownership in OMP held by public unitholders will be eliminated upon completion of the OMP Merger.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated combined financial statements.

Oasis Petroleum Inc.
Condensed Consolidated Combined Statements of Operations (Unaudited)
Nine Months Ended September 30, 2021
(In thousands, except per share data)

		Transaction Accounting Adjustments			Transaction Accounting Adjustments		Other Transaction Accounting Adjustments
	As Reported	Discontinued Operations		As Adjusted	Williston Basin Acquisition		Williston Basin Acquisition		Permian Basin Sale		Oasis Senior Notes		Pro Forma

Revenues
Oil and gas revenues	$782,324	$(866)	(a)	$781,458	$328,921	(c)	$—		$(70,278)	(f)	$—		$1,040,101
Purchased oil and gas sales	183,885	92,465	(b)	276,350	—		—		(21,282)	(f)	—		255,068
Midstream revenues	183,807	(183,807)	(a)	—	—		—		—		—		—
Other services revenues	542	—		542	—		—		—		—		542
Total revenues	1,150,558	(92,208)		1,058,350	328,921		—		(91,560)		—		1,295,711
Operating expenses
Lease operating expenses	98,888	47,526	(a)	146,414	66,034	(c)	—		(11,675)	(f)	—		200,773
Midstream expenses	83,841	(83,841)	(a)	—	—		—		—		—		—
Other services expenses	47	—		47	—		—		—		—		47
Gathering, processing and transportation expenses	52,596	38,324	(a)	90,920	24,792	(c)	—		(2,542)	(f)	—		113,170
Purchased oil and gas expenses	187,745	88,044	(b)	275,789	—		—		(23,663)	(f)	—		252,126
Production taxes	50,933	—		50,933	28,635	(c)	—		(3,324)	(f)	—		76,244
Depreciation, depletion and amortization	112,581	(28,605)	(a)	83,976	—		68,645	(d)	(8,621)	(f)	—		144,000
Exploration expenses	1,936	—		1,936	—		—		(331)	(f)	—		1,605
Impairment	5	(2)	(a)	3	—		—		(3)	(f)	—		—
General and administrative expenses	60,461	1,039	(a)	61,500	—		951	(e)	(860)	(f)	—		61,591
Total operating expenses	649,033	62,485		711,518	119,461		69,596		(51,019)		—		849,556
Gain on sale of properties	228,473	—		228,473	—		—		(227,415)	(g)	—		1,058
Operating income (loss)	729,998	(154,693)		575,305	209,460		(69,596)		(267,956)		—		447,213
Other expense
Net loss on derivative instruments(1)	(550,342)	—		(550,342)	—		—		—		—		(550,342)
Interest expense, net of capitalized interest	(49,421)	26,372	(a)	(23,049)	—		—		—		(11,797)	(i)	(34,846)
Other expense	(859)	63	(a)	(796)	—		—		275	(f)	—		(521)
Total other expense	(600,622)	26,435		(574,187)	—		—		275		(11,797)		(585,709)
Income (loss) from continuing operations before income taxes	129,376	(128,258)		1,118	209,460		(69,596)		(267,681)		(11,797)		(138,496)
Income tax benefit (expense)	—	—		—	—		—		—		—		—

Net income (loss) from continuing operations including non-controlling interests	129,376	(128,258)		1,118	209,460	(69,596)	(267,681)	(11,797)	(138,496)
Net income from continuing operations attributable to non-controlling interests	27,654	(27,654)	(a)	—	—	—	—	—	—
Net income (loss) from continuing operations attributable to Oasis	$101,722	$(100,604)		$1,118	$209,460	$(69,596)	$(267,681)	$(11,797)	$(138,496)
Net earnings (loss) from continuing operations attributable to Oasis per share:
Basic	$5.11								$(6.96)
Diluted	4.96								(6.96)
Weighted average shares outstanding:
Basic	19,905								19,905
Diluted	20,508								19,905
_______________
(1) The Company recorded an unrealized loss on derivative instruments of $390.3 million during the nine months ended September 30, 2021.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated combined financial statements.

Oasis Petroleum Inc.
Condensed Consolidated Combined Statements of Operations (Unaudited)
Year Ended December 31, 2020
(In thousands, except per share data)

		Transaction Accounting Adjustments		Other Transaction Accounting Adjustments
	Successor and Predecessor Pro Forma Combined	Williston Basin Acquisition		Williston Basin Acquisition		Permian Basin Sale		Oasis Senior Notes		Pro Forma

Revenues
Oil and gas revenues	$687,655	$245,340	(c)	$—		$(99,289)	(f)	$—		$833,706
Purchased oil and gas sales	257,744	—		—		(25,132)	(f)	—		232,612
Other services revenues	7,051	—		—		—		—		7,051
Total revenues	952,450	245,340		—		(124,421)		—		1,073,369
Operating expenses
Lease operating expenses	182,923	74,712	(c)	—		(22,336)	(f)	—		235,299
Other services expenses	6,658	—		—		—		—		6,658
Gathering, processing and transportation expenses	131,082	30,287	(c)	—		(6,662)	(f)	—		154,707
Purchased oil and gas expenses	249,334	—		—		(25,554)	(f)	—		223,780
Production taxes	51,377	24,232	(c)	—		(4,421)	(f)	—		71,188
Depreciation, depletion and amortization	284,791	—		96,885	(d)	(39,798)	(f)	—		341,878
Exploration expenses	2,748	—		—		(209)	(f)	—		2,539
Rig termination	1,279	—		—		(1,279)	(f)	—		—
Impairment	4,825,530	—		—		(995,682)	(f)	—		3,829,848
General and administrative expenses	142,885	—		3,668	(e)	(3,461)	(f)	—		143,092
Litigation settlement	22,750	—		—		—		—		22,750
Total operating expenses	5,901,357	129,231		100,553		(1,099,402)		—		5,031,739
Gain on sale of properties	10,407	—		—		227,415	(g)	—		237,822
Operating income (loss)	(4,938,500)	116,109		(100,553)		1,202,396		—		(3,720,548)
Other income (expense)
Net gain on derivative instruments	148,950	—		—		—		—		148,950
Interest expense, net of capitalized interest	(143,856)	—		—		—		(27,156)	(i)	(171,012)
Gain on extinguishment of debt	83,867	—		—		—		—		83,867
Other income (expense)	870	—		—		(5)	(f)	—		865
Total other income (expense), net	89,831	—		—		(5)		(27,156)		62,670
Income (loss) from continuing operations before income taxes	(4,848,669)	116,109		(100,553)		1,202,391		(27,156)		(3,657,878)
Income tax benefit (expense)	269,743	—		—		(81,051)	(h)	—		188,692
Net income (loss) from continuing operations	$(4,578,926)	$116,109		$(100,553)		$1,121,340		$(27,156)		$(3,469,186)
Net loss from continuing operations attributable to Oasis per share:
Basic	$(229.05)									$(173.54)
Diluted	(229.05)									(173.54)
Weighted average shares outstanding:

Basic	19,991	19,991
Diluted	19,991	19,991

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated combined financial statements.

Oasis Petroleum Inc.
Condensed Consolidated Combined Statements of Operations (Unaudited)
Year Ended December 31, 2020
(In thousands, except per share data)

	Predecessor									Successor
		Transaction Accounting Adjustments					Transaction Accounting Adjustments				Transaction Accounting Adjustments
	Historical Predecessor	Discontinued Operations		Fresh Start Accounting–Discontinued Operations		As Adjusted	Fresh Start Accounting–Continuing Operations		As Further Adjusted(1)	Historical Successor	Discontinued Operations		As Adjusted	Successor and Predecessor Pro Forma Combined(2)

Revenues
Oil and gas revenues	$603,585	$(2,075)	(a)	$—		$601,510	$—		$601,510	$86,442	$(297)	(a)	$86,145	$687,655
Purchased oil and gas sales	186,367	50,744	(b)	—		237,111	—		237,111	7,227	13,406	(b)	20,633	257,744
Midstream revenues	166,631	(166,631)	(a)	—		—	—		—	26,031	(26,031)	(a)	—	—
Other services revenues	6,836	—		—		6,836	—		6,836	215	—		215	7,051
Total revenues	963,419	(117,962)		—		845,457	—		845,457	119,915	(12,922)		106,993	952,450
Operating expenses
Lease operating expenses	118,372	42,034	(a)	—		160,406	—		160,406	17,841	4,676	(a)	22,517	182,923
Midstream expenses	42,987	(42,987)	(a)	—		—	—		—	10,572	(10,572)	(a)	—	—
Other services expenses	6,658	—		—		6,658	—		6,658	—	—		—	6,658
Gathering, processing and transportation expenses	85,896	31,988	(a)	—		117,884	—		117,884	9,124	4,074	(a)	13,198	131,082
Purchased oil and gas expenses	185,893	43,163	(b)	—		229,056	—		229,056	7,357	12,921	(b)	20,278	249,334
Production taxes	45,439	—		—		45,439	—		45,439	5,938	—		5,938	51,377
Depreciation, depletion and amortization	291,115	(20,113)	(a)	—		271,002	—		271,002	16,094	(2,305)	(a)	13,789	284,791
Exploration expenses	2,748	—		—		2,748	—		2,748	—	—		—	2,748
Rig termination	1,279	—		—		1,279	—		1,279	—	—		—	1,279
Impairment	4,937,143	(111,613)	(a)	—		4,825,530	—		4,825,530	—	—		—	4,825,530
General and administrative expenses	145,294	310	(a)	(904)	(j)	144,700	(16,618)	(m)	128,082	14,224	579	(a)	14,803	142,885
Litigation settlement	22,750	—		—		22,750	—		22,750	—	—		—	22,750
Total operating expenses	5,885,574	(57,218)		(904)		5,827,452	(16,618)		5,810,834	81,150	9,373		90,523	5,901,357

Gain on sale of properties	10,396	—		—		10,396	—		10,396	11	—		11	10,407
Operating income (loss)	(4,911,759)	(60,744)		904		(4,971,599)	16,618		(4,954,981)	38,776	(22,295)		16,481	(4,938,500)
Other income (expense)
Net gain (loss) on derivative instruments	233,565	—		—		233,565	—		233,565	(84,615)	—		(84,615)	148,950
Interest expense, net of capitalized interest	(181,484)	39,648	(a)	—		(141,836)	—		(141,836)	(3,168)	1,148	(a)	(2,020)	(143,856)
Gain on extinguishment of debt	83,867	—		—		83,867	—		83,867	—	—		—	83,867
Reorganization items, net	786,831	—		(120,915)	(k)	665,916	(665,916)	(n)	—	—	—		—	—
Other income (expense)	1,407	(136)	(a)	—		1,271	—		1,271	(402)	1	(a)	(401)	870
Total other income (expense), net	924,186	39,512		(120,915)		842,783	(665,916)		176,867	(88,185)	1,149		(87,036)	89,831
Loss from continuing operations before income taxes	(3,987,573)	(21,232)		(120,011)		(4,128,816)	(649,298)		(4,778,114)	(49,409)	(21,146)		(70,555)	(4,848,669)
Income tax benefit	262,962	—		—		262,962	3,334	(o)	266,296	3,447	—		3,447	269,743
Net loss from continuing operations including non-controlling interests	(3,724,611)	(21,232)		(120,011)		(3,865,854)	(645,964)		(4,511,818)	(45,962)	(21,146)		(67,108)	(4,578,926)
Net income (loss) from continuing operations attributable to non-controlling interests	(84,283)	6,546	(a)	77,737	(l)	—	—		—	3,950	(3,950)	(a)	—	—
Net loss from continuing operations attributable to Oasis	$(3,640,328)	$(27,778)		$(197,748)		$(3,865,854)	$(645,964)		$(4,511,818)	$(49,912)	$(17,196)		$(67,108)	$(4,578,926)
Net loss from continuing operations attributable to Oasis per share:
Basic	$(11.46)									$(2.50)				$(229.05)
Diluted	(11.46)									(2.50)				(229.05)
Weighted average shares outstanding:
Basic	317,644									19,991				19,991

Diluted	317,644	19,991	19,991
_______________
(1) Represents the Company’s results of operations after giving effect to the OMP Merger and fresh start accounting adjustments.
(2) Represents the combined results of operations of the Predecessor and Successor after giving effect to the OMP Merger and fresh start accounting adjustments.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated combined financial statements.

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations (Unaudited)
Year Ended December 31, 2019
(In thousands, except per share data)

		Transaction Accounting Adjustments
	As Reported	Discontinued Operations		Pro Forma

Revenues
Oil and gas revenues	$1,408,771	$(962)	(a)	$1,407,809
Purchased oil and gas sales	408,791	72,223	(b)	481,014
Midstream revenues	212,208	(212,208)	(a)	—
Other services revenues	41,974	—		41,974
Total revenues	2,071,744	(140,947)		1,930,797
Operating expenses
Lease operating expenses	223,384	65,306	(a)	288,690
Midstream expenses	62,146	(62,146)	(a)	—
Other services expenses	28,761	—		28,761
Gathering, processing and transportation expenses	128,806	45,220	(a)	174,026
Purchased oil and gas expenses	409,180	65,734	(b)	474,914
Production taxes	112,592	—		112,592
Depreciation, depletion and amortization	787,192	(15,552)	(a)	771,640
Exploration expenses	6,658	—		6,658
Rig termination	384	—		384
Impairment	10,257	—		10,257
General and administrative expenses	143,506	5,089	(a)	148,595
Total operating expenses	1,912,866	103,651		2,016,517
Loss on sale of properties	(4,455)	—		(4,455)
Operating income (loss)	154,423	(244,598)		(90,175)
Other income (expense)
Net loss on derivative instruments	(106,314)	—		(106,314)
Interest expense, net of capitalized interest	(176,223)	16,936	(a)	(159,287)
Gain on extinguishment of debt	4,312	—		4,312
Other income	440	129	(a)	569
Total other income (expense), net	(277,785)	17,065		(260,720)
Loss from continuing operations before income taxes	(123,362)	(227,533)		(350,895)
Income tax benefit	32,715	—		32,715
Net loss from continuing operations including non-controlling interests	(90,647)	(227,533)		(318,180)
Net income from continuing operations attributable to non-controlling interests	37,596	(37,596)	(a)	—
Net loss from continuing operations attributable to Oasis	$(128,243)	$(189,937)		$(318,180)
Net loss attributable to Oasis from continuing operations per share:
Basic	$(0.41)			$(1.01)
Diluted	(0.41)			(1.01)
Weighted average shares outstanding:
Basic	315,002			315,002
Diluted	315,002			315,002
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated combined financial statements.

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations (Unaudited)
Year Ended December 31, 2018
(In thousands, except per share data)

		Transaction Accounting Adjustments
	As Reported	Discontinued Operations		Pro Forma

Revenues
Oil and gas revenues	$1,590,024	$—		$1,590,024
Purchased oil and gas sales	550,344	1,464	(b)	551,808
Midstream revenues	120,504	(120,504)	(a)	—
Other services revenues	61,075	—		61,075
Total revenues	2,321,947	(119,040)		2,202,907
Operating expenses
Lease operating expenses	193,912	53,611	(a)	247,523
Midstream expenses	32,758	(32,758)	(a)	—
Other services expenses	41,200	—		41,200
Gathering, processing and transportation expenses	107,193	24,770	(a)	131,963
Purchased oil and gas expenses	553,461	1,445	(b)	554,906
Production taxes	133,696	—		133,696
Depreciation, depletion and amortization	636,296	(12,285)	(a)	624,011
Exploration expenses	27,432	—		27,432
Impairment	384,228	—		384,228
General and administrative expenses	121,346	6,403	(a)	127,749
Total operating expenses	2,231,522	41,186		2,272,708
Gain on sale of properties	28,587	—		28,587
Operating income (loss)	119,012	(160,226)		(41,214)
Other income (expense)
Net gain on derivative instruments	28,457	—		28,457
Interest expense, net of capitalized interest	(159,085)	2,343	(a)	(156,742)
Loss on extinguishment of debt	(13,848)	—		(13,848)
Total other income (expense), net	(144,355)	2,343		(142,012)
Loss from continuing operations before income taxes	(25,343)	(157,883)		(183,226)
Income tax benefit	5,843	—		5,843
Net loss from continuing operations including non-controlling interests	(19,500)	(157,883)		(177,383)
Net income from continuing operations attributable to non-controlling interests	15,796	(15,796)	(a)	—
Net loss from continuing operations attributable to Oasis	$(35,296)	$(142,087)		$(177,383)
Net loss attributable to Oasis from continuing operations per share:
Basic	$(0.11)			$(0.58)
Diluted	(0.11)			(0.58)
Weighted average shares outstanding:
Basic	307,480			307,480
Diluted	307,480			307,480
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated combined financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information
1. Basis of Presentation
On October 21, 2021, the Company completed its previously announced acquisition of approximately 95,000 net acres in the Williston Basin, effective April 1, 2021, from QEP Energy Company (“QEP”), a wholly-owned subsidiary of Diamondback Energy Inc., for total cash consideration of $585.8 million (the “Williston Basin Acquisition”). The total cash consideration was comprised of a deposit of $74.5 million paid on May 3, 2021 and $511.3 million paid at closing on October 21, 2021. The Company funded the Williston Basin Acquisition with cash on hand, including proceeds from the divestiture of its exploration and production assets in the Texas region of the Permian Basin on June 29, 2021 (the “Permian Basin Sale”) and proceeds from the issuance of $400.0 million 6.375% senior unsecured notes due June 1, 2026 (the “Oasis Senior Notes”) on June 9, 2021. The Company expects the Williston Basin Acquisition to qualify as an asset acquisition under accounting principles generally accepted in the United States of America as the Williston Basin Acquisition does not meet the definition of a business under the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, since substantially all of the fair value of the assets acquired are concentrated in a single asset group. The Company has applied the cost accumulation model under FASB ASC 805-50, Business Combinations - Acquisitions of Assets Rather than a Business (“ASC 805-50”), and as such, recognized the Williston Basin Acquisition at cost, which includes transaction costs. The Company does not expect any material deferred income taxes from the Williston Basin Acquisition, as the tax basis of the assets acquired and liabilities assumed was equal to the book basis at closing.
On October 25, 2021, Oasis Midstream Partners LP (“OMP”) and OMP GP LLC (“OMP GP”) entered into an Agreement and Plan of Merger (the “OMP Merger”) with Crestwood Equity Partners LP (“Crestwood”). Pursuant to the terms of the OMP Merger, the Company will receive $160.0 million in cash and approximately 21 million common units of Crestwood in exchange for its approximate 70% ownership of OMP and its non-economic general partner interest in OMP GP. In connection with and prior to completion of the OMP Merger, the Company expects to contribute substantially all of its remaining midstream assets to OMP in exchange for cash consideration of approximately $6.7 million. Upon closing of the OMP Merger, the Company expects to own approximately 22% of the limited partner interests of Crestwood. As a result of this transaction, the Company will be a single basin exploration and production company. The OMP Merger represents a strategic shift for the Company and qualifies as discontinued operations in accordance with FASB ASC 205-20, Presentation of financial statements – Discontinued Operations (“ASC 205-20”). The pro forma adjustments presented herein show the effects of the OMP Merger as discontinued operations under ASC 205-20, as well as the classification of the assets and liabilities as held for sale. The Company expects the OMP Merger to be completed in the first quarter of 2022 and will file a Form 8-K under Item 2.01 upon closing. The pro forma financial information presented in such Form 8-K may contain values, adjustments and other information that differ from those contained in the pro forma financial information presented herein to, among other things, include pro forma financial information to show the pro forma effects of the OMP Merger as a significant disposition. The foregoing differences may be material individually or in the aggregate.
On November 19, 2020 (the “Emergence Date”) the Company emerged from bankruptcy and adopted fresh start accounting in accordance with the FASB ASC 852, Reorganizations, which resulted in a new basis of accounting and the Company becoming a new entity for financial reporting purposes. References to “Predecessor” relate to the period from January 1, 2018 through November 19, 2020, and references to “Successor” relate to the period from November 20, 2020 through September 30, 2021.
The unaudited pro forma condensed consolidated combined financial information has been derived from the historical consolidated financial statements of the Company and the historical Statements of Revenues and Direct Operating Expenses of properties acquired in the Williston Basin Acquisition (which were derived from information provided by QEP). The unaudited pro forma condensed consolidated combined balance sheet at September 30, 2021 was prepared as if the Williston Basin Acquisition and OMP Merger had occurred on September 30, 2021. No pro forma adjustments were necessary to reflect the Company’s adoption of fresh start accounting, the Permian Basin Sale and the issuance of the Oasis Senior Notes as these transactions were already included in the Company’s historical unaudited condensed consolidated balance sheet at September 30, 2021. The unaudited pro forma condensed consolidated combined statements of operations for the nine month period ended September 30, 2021 and for the year ended December 31, 2020 were prepared as if the fresh start accounting adjustments recorded on Emergence Date, the OMP Merger, the Williston Basin Acquisition, the Permian Basin Sale and the issuance of the Oasis Senior Notes had occurred on January 1, 2020. In addition, the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2018 and 2019 were included in accordance with FASB ASC 205-20 to show the effects of the OMP Merger for comparative purposes.

The unaudited pro forma condensed consolidated combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and reliably determinable basis for presenting the significant effects of the transactions described above. These unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.
2. Pro Forma Adjustments and Assumptions
Balance Sheet
The unaudited pro forma condensed consolidated combined balance sheet at September 30, 2021 reflects the following adjustments:

(a) Represents the assets and liabilities classified as held for sale in connection with the OMP Merger. The Company expects the OMP Merger to be completed within one year, and as such, has classified the assets and liabilities held for sale as current.
(b) Represents the cash paid to QEP of $74.5 million on May 3, 2021 and $511.3 million on October 21, 2021 for the Williston Basin Acquisition, as follows:

(In thousands)
Cash and cash equivalents	$111,296
Restricted cash – non–current	400,000
Other assets	74,506
Total cash paid	$585,802

(c) Represents the allocation of the total cost of the Williston Basin Acquisition to the assets acquired and liabilities assumed, as follows:

(In thousands)
Total Cost
Cash Consideration:
Cash paid at closing on October 21, 2021	$511,296
Cash deposit paid on May 3, 2021	74,506
Total cash paid	585,802
Liabilities Assumed:
Asset retirement obligations	14,850
Suspended funds	8,997
Unfavorable contracts(1)	21,724
Total liabilities assumed	45,571

Transaction costs(2)	4,123

Total cost of Williston Basin Acquisition	$635,496

Allocation of Total Cost
Assets
Inventory	$4,954
Oil and gas properties(3)	620,953
Other property and equipment	1,315
Long-term inventory	3,748

Other assets	4,526
Total assets	$635,496
Liabilities
Revenues and production taxes payable	$(8,997)
Accrued liabilities	(5,508)
Asset retirement obligations	(14,850)
Other liabilities	(16,216)
Total liabilities	$(45,571)
(1) Represents an estimated aggregate minimum volume commitment (“MVC”) of $21.7 million related to unfavorable contracts acquired in the Williston Basin Acquisition that the Company has determined to be probable and reasonably estimable at the close of the transaction.
(2) Prior to the closing of the Williston Basin Acquisition, the Company expensed $1.8 million of transaction costs as incurred under general and administrative expenses during the nine months ended September 30, 2021. At closing, the Company reduced general and administrative expenses by $1.8 million and recorded these costs as part of the total cost of the Williston Basin Acquisition in accordance with FASB ASC 805-50. In addition, the Company estimates it will accrue an additional $2.3 million of transaction costs that will be recorded as part of the total cost of the Williston Basin Acquisition.
(3) Includes $583.5 million recorded to proved developed oil and gas properties and $22.6 million recorded to proved undeveloped oil and gas properties.

(d) Represents (i) the estimated additional transaction costs from the Williston Basin Acquisition of approximately $2.3 million, and (ii) the current portion of an estimated MVC of $5.5 million assumed in the Williston Basin Acquisition. See footnote (c)
above for additional details.

Statements of Operations
The unaudited pro forma condensed consolidated combined statements of operations for the nine month period ended September 30, 2021 and the year ended December 31, 2020, as well as the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2018 and 2019 reflect the following adjustments:
(a) Represents the classification of revenues and expenses from the OMP Merger as discontinued operations. The Company will have continuing cash outflows to Crestwood following the completion of the OMP Merger for gathering, processing, transportation and water handling costs pursuant to the existing contractual arrangements between the Company and OMP that will be assigned to Crestwood at closing. Historically, these transactions were eliminated within lease operating expenses and gathering, processing and transportation expenses for operated properties and within oil and gas revenues for non-operated properties.

(b) Represents the purchase of residue gas and natural gas liquids (“NGLs”), which were subsequently sold to third parties. The Company has historically eliminated the intercompany purchase of residue gas and NGLs from OMP in its consolidated financial statements within midstream expenses. In addition, the subsequent sale of residue gas and NGLs to third parties that was purchased from OMP has historically been reported within midstream revenues. The Company has reclassified these transactions to purchased oil and gas expenses and purchased oil and gas sales, respectively, to reflect the expected continuing impact.

The unaudited pro forma condensed consolidated combined statements of operations for the nine month period ended September 30, 2021 and the year ended December 31, 2020 reflect the following adjustments:

(c) Represents the revenues and direct operating expenses from the oil and gas properties acquired in the Williston Basin Acquisition.

(d) Represents the incremental depreciation, depletion and amortization and accretion expense related to the assets acquired in the Williston Basin Acquisition. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting and was adjusted for (i) the increase in depletion reflecting the acquisition cost and production volumes attributable to the oil and gas properties and (ii) the revision to the depletion rate reflecting the reserve volumes attributable to the oil and gas properties. The pro forma depletion rate attributable to the Williston Basin Acquisition was $8.47 per barrel of oil equivalent. This adjustment also includes the depreciation expense attributable to other property, plant and equipment and accretion expense attributable to asset retirement obligations of $0.3 million and $0.6 million for the nine months ended September 30, 2021, respectively, and $0.3 million and $0.8 million for the year ended December 31, 2020, respectively.

(e) Represents the estimated impact from additional employees hired by the Company in connection with the Williston Basin Acquisition of $2.8 million for the nine months ended September 30, 2021 and $3.7 million for the year ended December 31, 2020. In addition, general and administrative expenses for the nine months ended September 30, 2021 was offset by $1.8 million of transaction costs previously expensed as incurred prior to closing of the Williston Basin Acquisition that were subsequently capitalized and recorded as part of the total cost of the Williston Basin Acquisition at closing in accordance with FASB ASC 805-50.

(f) Represents the elimination of the revenues and expenses associated with the assets divested in the Permian Basin Sale.

(g) The Company recorded a gain on sale of properties of $227.4 million from the Permian Basin Sale in its historical unaudited condensed consolidated financial statements for the nine months ended September 30, 2021. This pro forma adjustment records this gain on sale of properties in the results of operations for the year ended December 31, 2020 and removes it from the results of operations for the nine months ended September 30, 2021.

(h) Represents the estimated income tax impact from the Permian Basin Sale at the applicable state and federal statutory tax rate.

(i) Represents interest expense associated with the Oasis Senior Notes of $11.1 million and amortization of deferred financing costs of $0.7 million during the nine months ended September 30, 2021 and interest expense of $25.5 million and amortization of deferred financing costs of $1.6 million during the year ended December 31, 2020. The Company issued the Oasis Senior Notes on June 9, 2021 and used the proceeds to finance a portion of the Williston Basin Acquisition. The Company’s historical unaudited condensed consolidated financial statements already includes interest expense from the Oasis Senior Notes from June 9, 2021 until September 30, 2021.

(j) Represents the unrecognized compensation cost that was immediately expensed on the Emergence Date primarily for Class B units in OMP GP.

(k) Represents reorganization items recognized on the Emergence Date that are attributable to discontinued operations, as follows:

(In thousands)
Gain on debt discharge(1)	$28,014
Gain on revaluation adjustments	92,901
Total reorganization items, net	$120,915
(1) Represents the write-off of a specified default interest charge incurred during 2020 by OMP that was waived on the Emergence Date.

(l) Represents the impacts to non-controlling interests from the application of fresh start accounting attributable to discontinued operations as follows: (i) net loss from fresh start adjustments attributable to non-controlling interests of $86.8 million; offset by (ii) net income from reorganization adjustments attributable to non-controlling interests of $9.1 million.

(m) Represents the immediate vesting on the Emergence Date of Predecessor restricted stock awards of $6.7 million, Predecessor performance share units of $4.7 million, Predecessor phantom unit awards of $1.0 million and unamortized prepaid cash incentives of $4.2 million that were each attributable to continuing operations.

(n) Represents reorganization items recognized on the Emergence Date that are attributable to continuing operations, as follows:

(In thousands)
Gain on debt discharge	$964,569
Loss on revaluation adjustments	(225,336)
Write-off of unamortized debt discount	(38,373)
Professional fees	(16,352)
Write-off of unamortized deferred financing costs	(12,739)
Debtor-in-possession credit facility fees	(5,853)
Total reorganization items, net	$665,916

(o) Represents income tax expense of $9.7 million from reorganization adjustments attributable to continuing operations, offset by the income tax benefit from fresh start adjustments of $6.4 million attributable to continuing operations.

3. Supplemental Oil and Gas Reserve Information
Estimated Quantities of Proved Oil and Natural Gas Reserves
The table below summarizes the Company’s estimated net proved reserves at December 31, 2020 based on reports prepared by DeGolyer and MacNaughton, the Company’s independent reserve engineers. In preparing its reports, DeGolyer and MacNaughton evaluated 100% of the reserves and discounted values at December 31, 2020 in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) applicable to companies involved in oil and natural gas producing activities.

In addition, the following table also sets forth information as of December 31, 2020 about the estimated net proved reserves attributable to the Permian Basin Sale and Williston Basin Acquisition, and the pro forma estimated net proved reserves of the Company as if the Permian Basin Sale and Williston Basin Acquisition had occurred on December 31, 2020. The reserve estimates attributable to the Permian Basin Sale at December 31, 2020 presented in the table below were derived from the reports prepared by DeGolyer and MacNaughton. The reserve estimates attributable to the Williston Basin Acquisition at December 31, 2020 presented in the table below were prepared based upon information provided by QEP and was prepared in accordance with the authoritative guidance of the FASB and the SEC on oil and natural gas reserve estimation and disclosures.

Reserve estimates are inherently imprecise and are generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, reserve estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

	December 31, 2020
	OAS Historical	Permian Basin Sale	Williston Basin Acquisition	Pro Forma

Proved Reserves(1)
Developed:
Oil (MMBbls)	85.4	(13.2)	41.1	113.3
Natural gas (Bcf)	262.7	(20.8)	75.0	316.9
NGL (MMBbls)(2)	—	—	12.8	12.8
Total estimated proved developed reserves (MMBoe)	129.2	(16.7)	66.4	178.9
Undeveloped:
Oil (MMBbls)	34.3	(11.0)	10.7	34.0
Natural gas (Bcf)	113.5	(16.3)	9.3	106.5
NGL (MMBbls)(2)	—	—	1.6	1.6
Total estimated proved undeveloped reserves (MMBoe)	53.3	(13.7)	13.8	53.4
_______________
(1) The reserve estimates were prepared using SEC pricing, calculated as the unweighted arithmetic average first-day-of-the-month prices for the prior twelve months. For the Company’s historical reserves, including the reserves attributable to the Permian Basin Sale, SEC pricing was $39.54 per Bbl for crude oil and $2.03 per MMBtu for natural gas for the year ended

December 31, 2020. For the reserves data provided by QEP attributable to the Williston Basin Acquisition, SEC pricing was $39.57 per Bbl for crude oil and $1.99 per MMBtu for natural gas for the year ended December 31, 2020. These prices were adjusted by location and quality differentials.
(2) The reserves attributable to the Williston Basin Acquisition were historically reported by QEP on a three-stream basis, while the Company has historically reported reserves on a two-stream basis.

Changes in commodity prices may significantly impact the Company’s estimates of oil and natural gas reserves. Sustained lower commodity prices can reduce the quantity of the Company’s reserves by causing the economic limit of the proved developed and proved undeveloped wells (the point at which the costs to operate exceed the value of estimated future production, assuming constant prices and costs under SEC rules) to occur earlier in their productive lives than would be the case with higher prices. The undeveloped reserves may also be reduced by the elimination of wells because they would not meet the investment criteria to be economically producible at such prices and costs. The proved undeveloped reserves may also be eliminated by the deferral of drilling of otherwise economic wells beyond the five year proved reserve development horizon as a result of revisions to the Company’s development plan adopted in response to lower prices or otherwise.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table presents the Standardized Measure of Discounted Future Net Cash Flows relating to the proved oil and natural gas reserves of the Company, adjusted for the properties sold in the Permian Basin Sale and the properties acquired in the Williston Basin Acquisition on a pro forma combined basis as of December 31, 2020. The Standardized Measure shown below represents estimates only and should not be construed as the current market value of the Company’s estimated oil and natural gas reserves or those estimated oil and natural gas reserves attributable to the properties sold in the Permian Basin Sale and the properties acquired in the Williston Basin Acquisition.

	December 31, 2020
	OAS Historical	Permian Basin Sale	Williston Basin Acquisition	Pro Forma

	(In thousands)
Future cash inflows	$5,197,220	$(1,010,896)	$2,062,726	$6,249,050
Future production costs	(2,792,921)	404,546	$(1,350,604)	(3,738,979)
Future development costs	(610,658)	177,445	$(157,014)	(590,227)
Future outflows for income tax	(232,849)	64,673	(10,945)	(179,121)
Future net cash flows	1,560,792	(364,232)	544,163	1,740,723
10% annual discount for estimated timing of cash flows	(611,915)	203,962	(192,758)	(600,711)
Standardized measure of discounted future net cash flows	$948,877	$(160,270)	$351,405	$1,140,012